Oppenheimer Champion High Yield Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price
  Distribution          Amount From       Amount From
  Reinvestment
Class A Shares
  12/08/87             0.0749359         0.0000                 11.390
  12/31/87             0.0906312         0.0000                 11.580
  01/11/88             0.0435017         0.0000                 11.600
  02/08/88             0.1101632         0.0000                 12.000
  03/08/88             0.1140977         0.0000                 12.060
  04/11/88             0.1337696         0.0000                 12.080
  05/09/88             0.1101632         0.0000                 12.050
  06/08/88             0.1189806         0.0000                 12.070
  07/11/88             0.1287500         0.0000                 12.190
  08/08/88             0.1053904         0.0000                 12.210
  09/09/88             0.1224939         0.0000                 12.120
  10/10/88             0.1216102         0.0000                 12.110
  11/08/88             0.1122531         0.0000                 12.080
  12/08/88             0.1169233         0.0000                 12.030
  12/30/88             0.0856000         0.1400                 11.840
  01/10/89             0.0427944         0.0000                 11.860
  02/08/89             0.1184395         0.0000                 11.830
  03/08/89             0.1050970         0.0000                 11.840
  04/10/89             0.1321986         0.0000                 11.750
  05/08/89             0.1116532         0.0000                 11.700
  06/08/89             0.1197603         0.0000                 11.850
  07/11/89             0.1291361         0.0000                 11.810
  08/08/89             0.1034668         0.0000                 11.830
  09/11/89             0.1244246         0.0000                 11.800
  10/09/89             0.1056065         0.0000                 11.520
  11/08/89             0.1085000         0.0000                 11.270
  12/08/89             0.1079041         0.0000                 11.310
  12/29/89             0.1268311         0.0000                 11.230
  01/09/90             0.0394790         0.0000                 11.230
  02/08/90             0.1076700         0.0000                 11.080
  03/08/90             0.1068117         0.0000                 10.920
  04/09/90             0.1240533         0.0000                 10.970
  05/08/90             0.1166603         0.0000                 10.870
  06/08/90             0.1213904         0.0000                 10.970
  07/05/90             0.1050840         0.0000                 11.000
  08/08/90             0.1329772         0.0000                 10.980
  09/10/90             0.1205070         0.0000                 10.760
  10/10/90             0.1065238         0.0000                 10.350
  11/14/90             0.1253361         0.0000                 10.040
  12/12/90             0.0989020         0.0000                 10.090
  12/31/90             0.0677602         0.0000                 10.090


Oppenheimer Champion High Yield Fund
Page 2


Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price
  Distribution          Amount From       Amount From
  Reinvestment
Class A Shares (Continued)
  01/09/91             0.0334956         0.0000                 10.100
  02/13/91             0.1426406         0.0000                 10.330
  03/13/91             0.1190719         0.0000                 10.750
  04/10/91             0.1157644         0.0000                 11.010
  05/08/91             0.1182808         0.0000                 11.170
  06/12/91             0.1267984         0.0000                 11.160
  07/10/91             0.1130507         0.0000                 11.320
  08/14/91             0.1556661         0.0000                 11.410
  09/11/91             0.1171589         0.0000                 11.530
  10/09/91             0.1209660         0.0000                 11.550
  11/13/91             0.1412882         0.0000                 11.730
  12/11/91             0.1050652         0.0000                 11.540
  12/31/91             0.0713153         0.0000                 11.580
  01/08/92             0.0331137         0.0000                 11.720
  02/12/92             0.1394176         0.0000                 12.040
  03/11/92             0.1142743         0.0000                 12.180
  04/08/92             0.1114858         0.0000                 12.100
  05/13/92             0.1208152         0.0000                 12.170
  06/10/92             0.1149839         0.0000                 12.180
  07/08/92             0.1118269         0.0000                 12.160
  08/12/92             0.1225576         0.0000                 12.300
  09/09/92             0.1068058         0.0000                 12.250
  10/14/92             0.1269119         0.0000                 12.070
  11/11/92             0.0925110         0.0000                 11.990
  12/09/92             0.0963249         0.0000                 12.030
  12/31/92             0.0972944         0.0000                 12.010
  01/13/93             0.0444903         0.0000                 12.100
  02/10/93             0.0964170         0.0000                 12.330
  03/10/93             0.0917997         0.0000                 12.560
  04/14/93             0.1209879         0.0000                 12.670
  05/12/93             0.0847282         0.0000                 12.720
  06/09/93             0.0836887         0.0000                 12.900
  06/30/93             0.0735387         0.0000                 12.990
  07/30/93             0.0896500         0.0000                 13.050
  08/31/93             0.0839568         0.0000                 12.990
  09/30/93             0.1179897         0.0000                 12.900
  10/29/93             0.1086641         0.0000                 13.160
  11/30/93             0.1102826         0.0000                 13.110
  12/31/94             0.1070635         0.1887628              13.080
  01/31/94             0.0879305         0.0000                 13.320
  02/28/94             0.0798046         0.0000                 13.170
  03/31/94             0.0959372         0.0000                 12.680
  04/29/94             0.0778299         0.0000                 12.520
  05/31/94             0.0833046         0.0000                 12.610
  06/30/94             0.0846318         0.0000                 12.500
  07/29/94             0.0879858         0.0000                 12.430
  08/31/94             0.0889744         0.0000                 12.340

Oppenheimer Champion High Yield Fund
Page 3

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

  09/30/94             0.0957540         0.0000                 12.320
  10/31/94             0.0797348         0.0000                 12.250
  11/30/94             0.0851661         0.0000                 12.110
  12/30/94             0.0881057         0.0000                 12.030
  01/31/95             0.0857392         0.0000                 12.020
  02/28/95             0.0756186         0.0000                 12.200
  03/31/95             0.0896056         0.0000                 12.170
  04/28/95             0.0763613         0.0000                 12.320
  05/31/95             0.0963545         0.0000                 12.470
  06/30/95             0.0917710         0.0000                 12.430
  07/31/95             0.0860493         0.0000                 12.500
  08/31/95             0.0912816         0.0000                 12.420
  09/29/95             0.0900533         0.0000                 12.470




Class C Shares
  12/31/93             0.0730473         0.1887628              13.070
  01/31/94             0.0747539         0.0000                 13.320
  02/28/94             0.0670124         0.0000                 13.170
  03/31/94             0.0856328         0.0000                 12.680
  04/29/94             0.0703100         0.0000                 12.530
  05/31/94             0.0752066         0.0000                 12.610
  06/30/94             0.0757186         0.0000                 12.500
  07/29/94             0.0793942         0.0000                 12.430
  08/31/94             0.0799592         0.0000                 12.340
  09/30/94             0.0876407         0.0000                 12.320
  10/31/94             0.0721016         0.0000                 12.250
  11/30/94             0.0774601         0.0000                 12.100
  12/30/94             0.0801314         0.0000                 12.020
  01/31/95             0.0778444         0.0000                 12.020
  02/28/95             0.0684292         0.0000                 12.190
  03/31/95             0.0807818         0.0000                 12.160
  04/28/95             0.0689783         0.0000                 12.310
  05/31/95             0.0879897         0.0000                 12.460
  06/30/95             0.0831454         0.0000                 12.420
  07/31/95             0.0784206         0.0000                 12.490
  08/31/95             0.0830717         0.0000                 12.410
  09/29/95             0.0819904         0.0000                 12.460


1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Oppenheimer Champion High Yield Fund
Page 4



Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                    Five Year

  $1,048.60 1                $1,934.16 .2
 (---------)  - 1 = 4.86%    (---------)   - 1 = 14.10%
   $1,000                       $1,000



  Inception

  $2,539.20 .1270
 (---------)  - 1 = 12.57%
   $1,000



1. Average Annual Total Returns for the Periods Ended 09/30/95 (Continued):


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

  One Year                    Inception

  $1,081.60 1                $1,103.73 .5464
 (---------)  - 1 = 8.16%    (---------)   - 1 = 5.54%
   $1,000                       $1,000


Examples at NAV:

Class A Shares

  One Year                    Five Year

  $1,100.89 1                 $2,030.65 .2
 (---------) - 1 = 10.09%     (---------)   - 1 = 15.22%
   $1,000                        $1,000


  Inception

  $2,665.87 .1270
 (---------)   - 1 = 13.26%
   $1,000


Oppenheimer Champion High Yield Fund
Page 5

Class C Shares

   One Year                   Inception

  $1,091.61 1                $1,103.73 .5464
 (---------)  - 1 = 9.16%    (---------)   - 1 = 5.54%
   $1,000                       $1,000




2.  Cumulative Total Returns for the Periods Ended 9/30/95:

    The formula for calculating cumulative total return is as follows:

       (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year                             Five Year

    $1,048.60 - $1,000                   $1,934.16 - $1,000
    ------------------  =   4.86%        ------------------  = 93.42%
        $1,000                                $1,000

    Inception

    $2,539.20 - $1,000
    ------------------  = 153.92%
        $1,000

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

    One Year                             Inception

    $1,081.60 - $1,000                   $1,103.73 - $1,000
    ------------------  =   8.16%        ------------------  = 10.37%
        $1,000                                $1,000



Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,100.89 - $1,000                   $2,030.65 - $1,000
    ------------------  = 10.09%         ------------------  = 103.07%
          $1,000                                $1,000

Oppenheimer Champion High Yield Fund
Page 6



    Inception

    $2,665.87 - $1,000
    ------------------  = 166.59%
          $1,000



Class C Shares

    One Year                             Inception

    $1,091.61 - $1,000                   $1,103.73 - $1,000
    ------------------  = 9.16%          ------------------  = 10.37%
        $1,000                                $1,000


3.  Standardized Yield for the 30-Day Period Ended 09/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                             a - b          6
               Yield =  2 { (--------  +  1 )  -  1 }
                            cd or ce

       The symbols above represent the following factors:

         a = Dividends and interest earned during the 30-day period.
         b = Expenses accrued for the period (net of any expense
              reimbursements).
         c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
              per share on the last day of the period.
         e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.



Oppenheimer Champion High Yield Fund
Page 7



Class A Shares

Example, assuming a maximum sales charge of 4.75%:


             $1,884,076.52 - $247,920.44     6
          2{(--------------------------- +  1)  - 1}  =  7.66%
               19,895,781  x  $13.09




Class C Shares

Example at NAV:


             $ 476,777.80 - $102,124.31      6
          2{(--------------------------  +  1)  - 1}  =  7.27%
                5,038,912  x  $12.46




4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 9/30/95:

    The Fund's dividend yields are calculated using the following formula:


            Dividend Yield   =  { (a / 30) x 365 } / b or c

    The symbols above represent the following factors:

       a = The accrual dividend earned during the period.
       b = The Fund's maximum offering price (including sales charge)
           per share on the last day of the period.
       c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering              $.0870438/30 x 365
                                   ------------------  =  8.09%
                                          $13.09

  Dividend Yield
  at Net Asset Value               $.0870438/30 x 365
                                   ------------------  =  8.49%
                                          $12.47

Class C Shares

  Dividend Yield
  at Net Asset Value               $.0792450/30 x 365
                                   ------------------  = 7.74%
                                          $12.46